For period ended 12/31/2004
Registrant Name: American AAdvantage Select Funds
File Number: 811-9603

EXHIBIT 99.77C

Matters Submitted to a Vote of Security Holders


     A special meeting of shareholders of the American AAdvantage Select Funds (the "Trust") was held on August 11, 2004. The meeting related to each series of the Trust (the "Funds"). The purpose of the meeting was to consider proposals regarding: (i) re-election of the five current Trustees and the election of three additional Trustees and (ii) changes to certain fundamental investment policies of the Funds. The Funds currently operate under a "master-feeder" structure, pursuant to which a Fund seeks its investment objective by investing all of its investable assets in a corresponding portfolio (each a "Portfolio") of the AMR Investment Services Trust ("AMR Trust") that has an identical investment objective to the Fund. Interestholders of the AMR Trust, including the Funds, held a separate meeting to elect Trustees and to vote on proposed changes to certain fundamental investment policies of the Portfolios. In addition, the interestholders voted on whether to approve a Conversion Agreement pursuant to which the AMR Trust would convert from a New York common trust to a Massachusetts business trust. Shareholders of each Fund were asked to provide voting instructions to the AMR Trust meeting. Each Fund cast its votes at the AMR Trust meeting in the same proportion as the votes cast by the Fund's shareholders.

     Proposals 1, 3 and 5 were Trust-level matters and therefore required a majority of the shareholders of the Trust to vote to achieve a quorum. Proposals 2 and 4 were Fund-level matters and therefore required a majority of the shareholders of a Fund to vote to achieve a quorum for that Fund. A quorum of the Trust was present for Proposals 1, 3 and 5, and each proposal was approved by shareholders. A quorum of each Fund was present for Proposals 2 and 4, and each proposal was approved by shareholders. The voting results for each Proposal are presented in the following tables.

(1) Elected the following Trustees to the Trust's Board of Trustees: W. Humphrey Bogart, Brenda A. Cline, Alan D. Feld, Richard A. Massman, Stephen D. O'Sullivan, William F. Quinn, R. Gerald Turner, and Kneeland Youngblood.

                                 Trust
                                 -----
                        FOR            WITHHELD
                 -----------------   ---------------
BOGART           2,537,673,977.270             0.000
CLINE            2,537,673,977.270             0.000
FELD             2,275,756,371.270   261,917,606.000
MASSMAN          2,537,673,977.270             0.000
O'SULLIVAN       2,537,673,977.270             0.000
QUINN            2,537,673,977.270             0.000
TURNER           2,537,673,977.247             0.000
YOUNGBLOOD       2,537,673,977.270             0.000

(2)(a) Approved a change to the fundamental investment limitation on investments in commodities.

               Money Mkt         Gov Money Mkt
           -----------------    ---------------
FOR        1,921,217,467.270    144,582,685.000
AGAINST                0.000              0.000
ABSTAIN                0.000              0.000
BROKER
 NON-VOTES*  471,873,825.000              0.000

(2)(b) Approved a change to the fundamental investment limitation on lending securities.

               Money Mkt         Gov Money Mkt
           -----------------    ---------------
FOR        1,921,217,467.270    144,582,685.000
AGAINST                0.000              0.000
ABSTAIN                0.000              0.000
BROKER
 NON-VOTES*  471,873,825.000              0.000

(2)(c) Approved the deletion of the fundamental investment limitation on affiliated transactions.

               Money Mkt         Gov Money Mkt
           -----------------    ---------------
FOR        1,921,217,467.270    144,582,685.000
AGAINST                0.000              0.000
ABSTAIN                0.000              0.000
BROKER
 NON-VOTES*  471,873,825.000              0.000

(2)(d) Approved a change to the fundamental investment limitation on the issuance of senior securities.

               Money Mkt         Gov Money Mkt
           -----------------    ---------------
FOR        1,921,217,467.270    144,582,685.000
AGAINST                0.000              0.000
ABSTAIN                0.000              0.000
BROKER
 NON-VOTES*  471,873,825.000              0.000

(2)(e) Approved a change to the fundamental investment limitation on borrowing.

               Money Mkt         Gov Money Mkt
           -----------------    ---------------
FOR        1,921,217,467.270    144,582,685.000
AGAINST                0.000              0.000
ABSTAIN                0.000              0.000
BROKER
 NON-VOTES*  471,873,825.000              0.000

(2)(f) Approved a change to the fundamental investment limitation on concentration of investments in the banking industry.

               Money Mkt
           -----------------
FOR        1,921,217,467.270
AGAINST                0.000
ABSTAIN                0.000
BROKER
 NON-VOTES*  471,873,825.000

(3) Authorized the Trust, on behalf of each Fund, to vote at a meeting of the AMR Trust to elect a Board of Trustees.

                                 Trust
                                 -----
                        FOR            WITHHELD
                 -----------------   ---------------
BOGART           2,537,673,977.270             0.000
CLINE            2,537,673,977.270             0.000
FELD             2,537,673,977.270             0.000
MASSMAN          2,537,673,977.270             0.000
O'SULLIVAN       2,537,673,977.270             0.000
QUINN            2,537,673,977.270             0.000
TURNER           2,537,673,977.247             0.000
YOUNGBLOOD       2,537,673,977.270             0.000

(4)(a) Authorized the Trust, on behalf of each Fund, to vote at a meeting of the AMR Trust to approve a change to the fundamental investment limitation on investments in commodities with respect to the corresponding Portfolio of the AMR Trust.

               Money Mkt         Gov Money Mkt
           -----------------    ---------------
FOR        1,921,217,467.270    144,582,685.000
AGAINST                0.000              0.000
ABSTAIN                0.000              0.000
BROKER
 NON-VOTES*  471,873,825.000              0.000

(4)(b) Authorized the Trust, on behalf of each Fund, to vote at a meeting of the AMR Trust to approve a change to the fundamental investment limitation on lending securities with respect to the corresponding Portfolio of the AMR Trust.

               Money Mkt         Gov Money Mkt
           -----------------    ---------------
FOR        1,921,217,467.270    144,582,685.000
AGAINST                0.000              0.000
ABSTAIN                0.000              0.000
BROKER
 NON-VOTES*  471,873,825.000              0.000

(4)(c) Authorized the Trust, on behalf of each Fund, to vote at a meeting of the AMR Trust to approve the deletion of the fundamental investment limitation on affiliated transactions with respect to the corresponding Portfolio of the AMR Trust.

               Money Mkt         Gov Money Mkt
           -----------------    ---------------
FOR        1,921,217,467.270    144,582,685.000
AGAINST                0.000              0.000
ABSTAIN                0.000              0.000
BROKER
 NON-VOTES*  471,873,825.000              0.000

(4)(d) Authorized the Trust, on behalf of each Fund, to vote at a meeting of the AMR Trust to approve a change to the fundamental investment limitation on the issuance of senior securities with respect to the corresponding Portfolio of the AMR Trust.

               Money Mkt         Gov Money Mkt
           -----------------    ---------------
FOR        1,921,217,467.270    144,582,685.000
AGAINST                0.000              0.000
ABSTAIN                0.000              0.000
BROKER
 NON-VOTES*  471,873,825.000              0.000

(4)(e) Authorized the Trust, on behalf of each Fund, to vote at a meeting of the AMR Trust to approve a change to the fundamental investment limitation on borrowing with respect to the corresponding Portfolio of the AMR Trust.

               Money Mkt         Gov Money Mkt
           -----------------    ---------------
FOR        1,921,217,467.270    144,582,685.000
AGAINST                0.000              0.000
ABSTAIN                0.000              0.000
BROKER
 NON-VOTES*  471,873,825.000              0.000


(4)(f) Authorized the Trust, on behalf of the Money Market Select Fund, to vote at a meeting of the AMR Trust to approve a change to the fundamental investment limitation on concentration of investments in the banking industry with respect to the corresponding Portfolio of the AMR Trust.

               Money Mkt
           -----------------
FOR        1,921,217,467.270
AGAINST                0.000
ABSTAIN                0.000
BROKER
 NON-VOTES*  471,873,825.000

(5) Authorized the Trust, on behalf of each Fund, to vote at a meeting of the AMR Trust to approve a Conversion Agreement.

                 Trust
           -----------------
FOR        1,921,238,456.270
AGAINST      144,561,696.000
ABSTAIN                0.000
BROKER
 NON-VOTES*  471,873,825.000

---------------------
* Certain broker-dealers, third party administrators and other intermediaries who offer Fund shares to their clients vote on behalf of their clients in favor of routine proposals (e.g., Proposals 1 and 3), while entering a "non-vote" for all non-routine proposals. If the underlying clients do not themselves vote the non-routine proposals, the shares remain in the broker non-vote category and effectively count as "against" votes.